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                                                                    EXHIBIT 10.1

                            ASSET PURCHASE AGREEMENT

        This ASSET PURCHASE AGREEMENT is made as of July 5, 2000 by and among Applied Imaging Corp., a Delaware corporation ("BUYER"), Perceptive Scientific Instruments, LLC, a Delaware limited liability company ("SELLER"), and International Remote Imaging Systems, Inc., a Delaware corporation ("PARENT"). Certain other capitalized terms used in this Agreement are defined in EXHIBIT A attached hereto.

        WHEREAS, Seller desires to sell the Purchased Assets (as defined below) to Buyer, subject to the terms and conditions set forth herein;

        WHEREAS, Buyer desires to purchase the Purchased Assets from Seller, subject to the terms and conditions set forth herein;

        WHEREAS, the League City Employees (as defined below), who provide services exclusively for Seller, are employed by Parent;

        WHEREAS, Parent shall obtain substantial direct and indirect benefit from the transactions contemplated by this Agreement and the other Transaction Agreement (as defined below); and

        WHEREAS, Buyer would not enter into this Agreement without the agreements of Parent hereunder;

        NOW THEREFOR, in consideration of the premises hereinabove set forth and the terms, covenants and conditions hereinafter set forth, the parties hereto agree as follows:

        1. ASSETS BEING PURCHASED; LIMITED ASSUMPTION OF LIABILITIES.

             1.1 PURCHASED ASSETS. Subject to the terms and conditions of this Agreement, Buyer hereby agrees to purchase and acquire from Seller, and Seller hereby agrees to sell, convey, transfer and assign to Buyer, at the Closing (as defined below), all of Seller's right, title and interest in and to all rights, properties, assets, claims, contracts and agreements of Seller, other than Excluded Assets (as defined below) (the "PURCHASED Assets"), including, without limitation, the assets described below:

                    (a) All of Seller's personal property (the "PERSONAL PROPERTY"), including, without limitation, machinery, equipment (including, without limitation, demonstration equipment), computer hardware, software (other than the Software), servers, inventory, spare parts, work-in-progress, prototypes, files, records, artwork, correspondence, memoranda, logs, lab notebooks, advertising and promotional materials, exhibition and display materials, software, Internet domains, source code and databases (including, without limitation, associated software and hardware);

                    (b) All of Seller's Intellectual Property and all goodwill associated with such Intellectual Property, including, without limitation, (i) the right to use, copy, modify,


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exploit, license, assign, convey and pledge the Intellectual Property, (ii) the right to exclude others from using the Intellectual Property, (iii) the right to sue others and collect damages for past, present and future infringement of the Intellectual Property, (iv) the right to create derivatives of the Intellectual Property and retain full ownership thereof and (v) the right to file and prosecute applications for registration, now pending or hereinafter initiated, to protect any rights in the Intellectual Property, including, without limitation, such Intellectual Property described on SCHEDULE 1.1(b) attached hereto;

                    (c) All of (i) Seller's rights under its contracts and agreements, including, without limitation, capital and equipment leases, service contracts, non-competition agreements, non-solicitation agreements, non-disclosure agreements and employee invention agreements, and (ii) Parent's rights under its contracts with any of the League City Employees, including, without limitation, non-competition agreements, non-solicitation agreements, non-disclosure agreements and employee invention agreements (collectively, the "SELLER CONTRACTS");

                    (d) All of Seller's and Parent's rights to employ the employees of Seller identified on SCHEDULE 3.16(a) attached hereto, other than those identified thereon as being retained by Seller (the "LEAGUE CITY EMPLOYEES");

                    (e) All of Seller's rights and interests in the League City Facility Lease (as defined below);

                    (f) All of Seller's claims, causes of action, warranties, guarantees, refunds, rights of recovery and set-offs of every kind and character (other than such claims, causes of action warranties, refunds, rights and set-offs with respect to the Excluded Assets);

                    (g) All of Seller's accounts receivable (whether or not billed), other than those specifically identified on SCHEDULE 1.2 attached hereto; provided, however, that if Seller shall receive or shall have received any amounts with respect to accounts receivable on or after the date hereof, such amounts shall be remitted to Buyer in accordance with the provisions of
Section 7.10; and

                    (h) All books and records of Seller.

             1.2 EXCLUDED ASSETS. Notwithstanding anything in Section 1.1 to the contrary, the following assets and properties of Seller are expressly excluded from the purchase and sale contemplated by this Agreement (collectively, the "EXCLUDED ASSETS"):

                    (a) All cash on hand of Seller at the Closing;

                    (b) All shares of capital stock of Perceptive Scientific International Ltd., a company organized under the laws of the United Kingdom ("PSI/UK");

                    (c) All intercompany and notes receivables specifically identified on SCHEDULE 1.2 attached hereto;



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                    (d) All of Seller's accounts receivable (whether or not
billed) primarily related to the Research Projects (as defined below) specifically identified on SCHEDULE 1.2 attached hereto;

                    (e) All logs, lab notebooks, furniture, equipment and other assets and properties primarily used for the Research Projects conducted by Seller at the League City Facility, as specifically described on SCHEDULE 1.2(e) attached hereto, together with the rights of Seller and Parent described in
Section 7.5;

                    (f) All distribution, sales and agency agreements of Seller; and

                    (g) All of Seller's corporate governance records and documents.

             1.3 LIMITED ASSUMPTION OF LIABILITIES. Notwithstanding anything herein to the contrary, Seller agrees that Buyer shall not be obligated to assume or perform and is not assuming or performing any liabilities or obligations of Seller, whether known or unknown, fixed or contingent, certain or uncertain, and regardless of when such liabilities or obligations may arise or may have arisen or when they are or were asserted (the "RETAINED LIABILITIES"), and Seller shall remain responsible for all Retained Liabilities, except solely for the following (the "ASSUMED LIABILITIES"):

                    (a) Seller's liabilities for (i) accounts payable, other than such accounts payable specifically identified on SCHEDULE 1.2 attached hereto and any accounts payable for line items identified on SCHEDULE 1.2 attached hereto as having a $0 balance, and (ii) outstanding purchase orders issued in the ordinary course of business but not yet reflected in the accounts payable because the vendor has not yet invoiced Seller; provided, however, that Buyer shall not assume more than $73,894 of such liabilities in the aggregate;

                    (b) Seller's residual liabilities as of the Closing Date (as defined below) with respect to service contracts of Seller acquired by Buyer hereunder;

                    (c) Seller's warranty obligations arising with respect to equipment sold in the normal and ordinary course of business by Seller on or prior to the Closing Date, which obligations shall not have been satisfied in connection therewith as of the Closing Date;

                    (d) Seller's liabilities and obligations under the Seller Contracts constituting Purchased Assets, excluding such liabilities and obligations resulting from or arising in connection with any breach of contract, breach of warranty, tort, injury caused to another, infringement claim, lawsuit or violation of law arising prior to, or otherwise related to the period prior to, the Closing;

                    (e) Seller's (i) liabilities with respect to vacation and personal time leave accrued but not used as of the Closing Date for each League City Employee and (ii) costs agreed in writing by Buyer at or prior to the Closing or costs otherwise required by law resulting from Buyer's failure to hire any League City Employee.



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        2. PURCHASE PRICE; CLOSING.

             2.1 PURCHASE PRICE. The consideration for the sale to Buyer of the Purchased Assets shall be (a) 385,371 shares of Buyer's common stock, par value $0.001 per share (the "SHARES") and (b) the assumption by Buyer of the Assumed Liabilities.

             2.2 CLOSING. The closing of the purchase and sale of the Acquired Assets and the other transactions contemplated by this Agreement (the "CLOSING") shall take place within three business days after satisfaction or waiver of the conditions to closing set forth in Sections 8 and 9, or on such other date as shall be mutually agreed by Buyer and Seller (the date of the Closing being, the "CLOSING DATE"), at the offices of Georgopoulos Pahlavan & Prince, LLP, 935 Hamilton Avenue, Menlo Park, California 94025.

        3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer, subject to the exceptions specifically disclosed with particular references to the relevant sections of this Section 3 in the DISCLOSURE SCHEDULE attached hereto, as follows:

             3.1 AUTHORITY AND BINDING EFFECT.

                    (a) Seller has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party. This Agreement and the other Transaction Agreements and the consummation by Seller of its obligations contained herein and therein have been duly authorized by all necessary action on the part of Seller and its members. This Agreement has been, and the other Transaction Agreements to which Parent is a party shall be, duly executed and delivered by Seller. This Agreement is and the other Transaction Agreements when executed and delivered shall be valid and binding agreements of Seller, enforceable against Seller in accordance with their terms. It is not necessary for Seller to take any action or to obtain any approval, consent or release by or from any third person, governmental or other, to enable Seller to enter into or perform its obligations under this Agreement, except those that have already been taken or obtained.

                    (b) Parent has the full corporate power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party. This Agreement and the other Transaction Agreements and the consummation by Parent of its obligations contained herein and therein have been duly authorized by all necessary corporate action on the part of Parent and its stockholders. This Agreement has been, and the other Transaction Agreements to which Parent is a party shall be, duly executed and delivered by Parent. This Agreement is and the other Transaction Agreements when executed and delivered shall be valid and binding agreements of Parent, enforceable against Parent in accordance with their terms. It is not necessary for Parent to take any action or to obtain any approval, consent or release by or from any third person, governmental or other, to enable Parent to enter into or perform its obligations under this Agreement, except those that have already been taken or obtained.

             3.2 ORGANIZATION AND STANDING.

                    (a) Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller is qualified to do



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business in each jurisdiction where such qualification is necessary and where the failure to be so qualified would have a Material Adverse Effect on Seller. Seller has the requisite corporate power and authority to conduct its business as now conducted and to own or lease the Purchased Assets, and to use such Purchased Assets in the conduct of its business.

                    (b) Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Parent is qualified to do business in each jurisdiction where such qualification is necessary and where the failure to be so qualified would have a Material Adverse Effect on Parent. Parent has the requisite corporate power and authority to conduct its business as now conducted and to own or lease its assets, and to use such assets in the conduct of its business.

             3.3 FINANCIAL STATEMENTS, ETC.

                    (a) Set forth on SCHEDULE 3.3(a) attached hereto is a true, correct and complete copy of the following financial statements of Seller: (i) the unaudited balance sheet as of May 31, 2000 and the related statements of operations, income statements and cash flows for the applicable fiscal period then ended (the "MAY 31, 2000 FINANCIAL STATEMENTS") and (ii) the consolidating balance sheet as of December 31, 1999 and the related statement of operations, income statements and cash flows for the fiscal year then ended, which were used in the preparation of Parent's audited financial statements (together with the May 31, 2000 Financial Statements, the "FINANCIAL STATEMENTS"). The Financial Statements have been prepared from the books and records of Seller in accordance with United States generally accepted accounting principles ("GAAP") consistently applied and fairly present Seller's financial condition, assets and liabilities as of their respective dates and the results of operations and cash flows of Seller for the periods related thereto, except for the effects of excluding PSI/UK (which would normally be consolidated with Seller under GAAP) from the balance sheets and statements of operations included in the Financial Statements. The Financial Statements include adequate reserves for warranties as required by GAAP.

                    (b) The accounts receivable of Seller (excluding accounts receivable constituting Excluding Assets) are $250,471 and the related allowance for doubtful accounts is $8,500 as of the Closing Date. The accounts receivable are valid and genuine, have arisen solely out of bona fide sales, performance of services and other business transactions in the normal and ordinary course of business consistent with past practice. Buyer acknowledges that it has responsibility for collection of the accounts receivable and that Seller and Parent have not warranted or guaranteed collection of the accounts receivable.

                    (c) Seller is not a guarantor or indemnitor of any indebtedness of any other person.

                    (d) Set forth on SCHEDULE 3.3(d) attached hereto is a the fixed asset schedule of the Seller and the reconciliation to ledger for the fiscal periods ended December 31, 1999 and May 31, 2000, which were used in connection with the preparation of the Financial Statements and which are true, correct and complete in all material respects.



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             3.4 NO PREBILLINGS OR PREPAYMENTS. Seller has not billed, and
Seller has not received any payments (in the form of retainers or otherwise) from, any of its customers or potential customers for services to be rendered or for expenses to be incurred subsequent to the Closing, except for warranty obligations and service contracts reflected in the May 31, 2000 Financial Statements and a service contract, effective July 1, 2000 for $11,846.

             3.5 ABSENCE OF UNDISCLOSED LIABILITIES. Seller does not have any debts, liabilities or obligations of any nature (whether accrued, absolute, contingent, direct, indirect, perfected, unliquidated or otherwise and whether due or to become due whether known or unknown) arising out of transactions entered into on or prior to the Closing Date, or any transaction, series of transactions, action or inaction occurring on or prior to the Closing Date, or any state of facts or condition existing on or prior to the Closing Date (regardless of when such liability or obligation is asserted), which could reasonably be expected to result in such debt, liability or obligation, including but not limited to, governmental charges or penalties, assessments, interest or fines thereon or in respect thereof, except for debts, liabilities or obligations (a) that are identified in the Financial Statements and (b) under Seller Contracts (none of which relates to any breach of contract, breach of warranty, tort, injury caused to another, infringement, claim, lawsuit or violation of law). Since May 31, 2000, Seller has not incurred any obligation, contingent or otherwise, to refund or rebate any amounts paid or payable to it for equipment sold or services rendered prior to Closing Date.

             3.6 BOOKS AND RECORDS. All books, records and accounts of Seller relating to its business and the Purchased Assets are accurate and complete in all material respects, accurately reflect all matters normally entered into the books, records or accounts maintained by similar businesses, are in all respects in accordance with good business practice and all laws, regulations and rules applicable to Seller, its business or the Purchased Assets and accurately present and reflect in all material respects all of the transactions described therein.

             3.7 ABSENCE OF CERTAIN CHANGES. Except the commencement of a voluntary bankruptcy filing for PSI/UK, since December 31, 1999, (a) there has not (i) been any sale, transfer, or other disposition of, or the incurrence or imposition of any Encumbrance of any kind on or affecting, any of the Purchased Assets, except sales in the ordinary course of business consistent with past practice, or (ii) occurred any event or condition that could result in a Material Adverse Effect on Seller (other than conditions that have generally affected the industry in which the Seller conducts its business) and (b) Seller has conducted its business in the normal and ordinary course consistent with past practice.

             3.8 CONFLICTS. Neither the execution and delivery of nor the consummation of the transactions contemplated by this Agreement could result in any of the following: (a) a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Certificate of Formation, Bylaws or other governing instruments of Seller; (b) the creation or imposition of any Encumbrance on any of the Purchased Assets; (c) the violation or breach of any writ, injunction or decree that would become or is now applicable to or binding on any of the Purchased Assets or Seller's business;
(d) a loss or adverse modification of any license, franchise, permit or other authorization or right (contractual or other) to operate its business or to own any of the Purchased Assets, granted to or otherwise held by Seller or used in its business;



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or (e) the right of any third party to cease or terminate any other business relationship or arrangement between Seller and any such third party.

             3.9 COMPLIANCE WITH LAW/PERMITS. Seller is in compliance with all, and is not in violation of any, law, ordinance, order, decree, rule or regulation of any governmental agency or authority, the violation of or noncompliance with which could have a Material Adverse Effect on Seller. Seller has made all filings, notices, requests for approval and other similar requirements required by law for the conduct of its business and the execution, delivery and performance of its obligations under this Agreement. No unresolved
(a) charges of violations of laws or regulations relating to its business have been made or threatened, (b) proceedings or investigations relating to its business are pending or, to Seller's knowledge, have been threatened and (c) citations or notices of deficiency have been issued or have been threatened against Seller relating to or arising out of its business by any governmental authorities; and, to Seller's knowledge, there are no facts or circumstances upon which any such charges, proceedings, investigations, or citations or deficiency notices, could be instituted, issued or brought hereafter.

             3.10 LITIGATION AND PROCEEDINGS. There is no action, suit, proceeding or investigation (or any counter or cross-claim in an action brought by or on behalf of Seller), whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to Seller's knowledge, threatened, against Seller, which (i) could adversely affect Seller's ability to perform its obligations under this Agreement or complete any of the transactions contemplated hereby or (ii) to Seller's knowledge, involves the possibility of any judgment or liability, or which may become a claim, against Buyer, its business or the Purchased Assets. Seller is not subject to any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental department, commission, board, bureau, agency or instrumentality having jurisdiction over Seller or its business or any of the Purchased Assets that affects, involves or relates to the Purchased Assets.

             3.11 PURCHASED ASSETS. Seller has, and on the Closing Date shall convey and transfer to Buyer, good and marketable title to all of the Purchased Assets, free and clear of all Encumbrances of any nature whatsoever. All of the Purchased Assets are in the exclusive possession and control of Seller, and Seller has the unencumbered right to use, and to sell to Buyer in accordance with the terms and provisions of this Agreement and the other Transaction Agreements, all of the Purchased Assets without interference from and free of the rights and claims of others.

             3.12 REAL PROPERTY. Seller owns no real property and, except for the lease for the League City Facility, which is attached hereto (together with all amendments, supplements and other modifications thereto) as SCHEDULE 3.12 (the "LEAGUE CITY FACILITY LEASE"), Seller has no other interest in any real property.

             3.13 CONTRACTS.

                    (a) True, correct and complete copies of all written Seller Contracts and written summaries of all oral Seller Contracts, if any, have previously been furnished to Buyer. Neither Seller nor, to the best knowledge of Seller, the other party or parties to any such



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Seller Contract, is in default under any of such Seller Contracts and no event has occurred which with the giving of notice or passage of time or both could constitute a default by Seller, or to the knowledge of Seller, any other party under any of such Seller Contracts. Seller is current on its payment obligations under each Seller Contract. The continuation, validity and effectiveness of all Seller Contracts shall in no way be affected by the transactions contemplated hereby and there are no negotiations pending to revise the terms of any such Seller Contracts.

                    (b) Seller is not party to or obligated under any distribution, sales, agency or similar agreement or arrangement.

                    (c) Seller is not obligated to make any payments and has no other liabilities with respect to claims with respect to any warranty obligations described in Section 1.3(c) that were known or should have been known by Seller at or prior to the Closing.

             3.14 INTELLECTUAL PROPERTY.

                    (a) Seller owns all right, title and interest in and to all Intellectual Property free and clear of all Encumbrances (including without limitation any distribution rights and royalty rights), other than the liens held by Foothill Capital Corporation ("FOOTHILL"), which liens shall be released at or prior to the Closing, and the rights of the United States government to use any intellectual property developed under government sponsored research and development programs (such as the Small Business Innovative Research program) conducted by Seller (the "SBIR AND OTHER SIMILAR RIGHTS").

                    (b) Seller has the exclusive right to use, sell, license and dispose of, and has the right to bring actions for infringement of, all Intellectual Property, including, without limitation, the right to collect damages for past, present and future infringements.

                    (c) To the best of Seller's knowledge, Seller has valid copyrights in all material copyrightable material used in connection with its business and included in the Purchased Assets whether or not registered with the U.S. Copyright Office. Consummation of the transactions contemplated hereby shall not alter or impair the validity of any such copyrights or copyright registrations.

                    (d) No claims have been asserted against Seller by any person challenging Seller's use or distribution (including, without limitation, manufacture, marketing license or sale) of any Intellectual Property or challenging or questioning the validity or effectiveness of any license or agreement relating thereto, other than (i) a claim in 1996 by Vysis, Inc. asserting infringement of their patent(s) for Comparative Genomic Hybridization
(CGH) software algorithms and (ii) a claim in March 1999 by Applied Spectral Imaging asserting infringement of U.S. Patent No. 5,798,262 alleging covering any technology using a device and algorithms to display chromosomes or portions of chromosomes in different colors. Seller is not aware of any valid basis for any claim of the type specified in this Section 3.14(d).

                    (e) The execution, delivery and performance of this Agreement and the transactions contemplated hereby shall not (i) breach, violate or conflict with any instrument, agreement or other right governing any of the Intellectual Property or portion thereof, (ii) cause the forfeiture or termination, or give rise to a right of forfeiture or termination, of any Intellectual



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Property or portion thereof, (iii) in any way impair the right of Buyer to use
(including, without limitation, distribute, manufacture, marketing, license, sale or other disposition) any Intellectual Property or portion thereof, or (iv) give rise to any right to bring any action for infringement of any Intellectual Property or any portion thereof.

                    (f) To the best of Seller's knowledge, the operation by Seller of its business (including, without limitation, design, manufacture, marketing, license or sale) does not violate, and has not violated, any intellectual property rights of any third party, including, without limitation, infringement of or misappropriation of intellectual property or other proprietary rights, and no third party has provided notice to Seller of a possible such violation.

                    (g) Seller is not aware that any party to any contract, commitment or restriction relating to any Intellectual Property intends to cancel, withdraw, modify or amend such contract, commitment or restriction.

                    (h) (i) Other than the SBIR and Other Similar Rights and the rights of Seller and Parent under Section 7.5, no third party (including, without limitation, PSI/UK) has any right to manufacture, reproduce, distribute, sell, sublicense, market or exploit any of the Intellectual Property or any adaptations, translations, or derivative works based on the Intellectual Property, or any portion thereof; (ii) Seller has no agreements, contracts or commitments that provide for the manufacture, reproduction, distribution, sale, sublicensing, marketing, development, exploitation or supply by Seller of any Intellectual Property or any adaptation, translation, or derivative work based on the Intellectual Property, or any portion thereof or otherwise material to its business; (iii) Seller has not granted to any third party any exclusive or non-exclusive rights of any kind with respect to any of the Intellectual Property; and (iv) Seller has not granted any third party any right to market any product utilizing any Intellectual Property under any "private label" arrangements pursuant to which Seller is not identified as the source of such goods.

                    (ii) Seller has not knowingly altered its data, or any Intellectual Property, in a manner that may damage data, whether stored in electronic, optical, magnetic or other form.

             3.15 TAXES

                    (a) All Tax Returns required to be filed by or on behalf of Seller have been properly prepared and duly and timely filed with the appropriate taxing authorities in all jurisdictions in which such Tax Returns are required to be filed (after giving effect to any valid extensions of time in which to make such filings), and all such Tax Returns were true, complete and correct in all material respects.

                    (b) All Taxes for all periods up to the Closing Date that are due and payable by Seller on or before the Closing Date have been fully and timely paid, and adequate reserves or accruals for any and all Taxes for which Seller is liable with respect to any period ending on or before the Closing Date for which Tax Returns have not yet been filed or for which Taxes are not yet due and owing have been made in the Financial Statements.



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

                    (c) Seller has timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable laws ending on or before the Closing Date.

                    (d) Seller has delivered to Buyer complete copies of any audit report relating to Taxes due from Seller.

                    (e) Seller has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement, waiver or other document or arrangement extending or having the effect of extending the period for assessment or collection of Taxes (including, without limitation, any applicable statute of limitation).

                    (f) No written claim has been made by a taxing authority in a jurisdiction where Seller does not file Tax Returns that Seller is or may be subject to taxation by that jurisdiction.

                    (g) All deficiencies asserted or assessments made as a result of any examinations by the IRS or any other taxing authority of the Tax Returns of or covering or including Seller have been fully paid, and there are no other audits or investigations by any taxing authority in progress, nor has Seller received any written notice from any taxing authority that it intends to conduct such an audit or investigation.

                    (h) Neither Seller nor any other person has filed a consent pursuant to Section 341(f) of the Internal Revenue Code of 1986, as amended (the "CODE"), or agreed to have Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by Seller.

                    (i) None of the Assets is (i) property required to be treated as being owned by another person pursuant to the provisions of Section 168(f)(8) of the Internal Revenue Code of 1954, as amended and in effect immediately prior to the enactment of the Tax Reform Act of 1986, (ii) constitutes "tax-exempt use property" within the meaning of Section 168(h)(1) of the Code or (iii) is "tax-exempt bond financed property" within the meaning of
Section 168(g) of the Code.

                    (j) There are no Encumbrances as a result of any unpaid Taxes upon any of the Assets.

                    (k) No Tax is required to be withheld by Buyer or its affiliates under Section 1445 of the Code as a result of the sale of the Assets or the granting of the License contemplated hereby.

             3.16 EMPLOYEES

                    (a) Set forth on SCHEDULE 3.16(a) is a true, complete and correct list of the League City Employees setting forth each such League City Employee's (i) name, (ii) job title, (iii) current base salary and bonus compensation, (iv) vacation and personal time accrual rate, (v) accrued vacation and personal time as of the Closing Date, (vi) date of hire, (vii) full- or



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part time status and (viii) exempt or non-exempt status. Seller is not a party to any outstanding contract or agreement with employees, agents, consultants or advisors with respect to its business or the Purchased Assets.

                    (b) Except as set forth on SCHEDULE 3.16(b), there are no employee benefit plans, contracts or arrangements of any type currently in effect for the benefit of the League City Employees (or any beneficiaries of any such League City Employees), including, without limitation, (i) any employee benefit plans described in Section 3(3) of the Employee Retirement, Income and Security Act of 1974, as amended ("ERISA"), and (ii) any deferred compensation plans, incentive plans, bonus plans or arrangements, stock option plans, stock purchase plans, severance pay plans, dependent care plans, cafeteria plans, employee assistance programs, scholarship programs and other compensatory plans, agreements and arrangements which are not so described, which are currently in effect for the benefit of the Seller's current employees (or beneficiaries of such employees). Each of such employee benefit plans, contracts or arrangements is herein referred to as an "EMPLOYEE BENEFIT PLAN".

                    (c) Seller has not incurred any liability, directly or indirectly, for any accumulated funding deficiency within the meaning of Section 302(a)(2) of ERISA or Section 412 of the Code, which has resulted or could result in the imposition of a Encumbrance upon any of the Purchased Assets; and no event has occurred and no circumstance exists under which Seller has incurred or may incur, directly or indirectly, liability under the provisions of Title IV of ERISA which shall not have been satisfied prior to the Closing Date.

                    (d) Seller is not a party to any collective bargaining agreement covering the employment of any of its current employees.

                    (e) Except for the Assistant Director of R&D of Seller, Seller has not received any notice and has no knowledge that any of its current employee is terminating his or her employment with Seller on account of the acquisition of the Purchased Assets by Buyer or otherwise.

             3.17 CUSTOMERS.

                    (a) Set forth on SCHEDULE 3.17(a) attached hereto is a true, correct and complete list of all Seller's material customers and the names, titles and phone numbers of Seller's contacts at such customers. Since December 31, 1999, no material customer has cancelled, or otherwise terminated, or, to the knowledge of Seller, threatened to cancel or otherwise terminate, its relationship with Seller or materially reduced, or, to the knowledge of Seller, threatened to materially reduce its business with Seller. Seller has not received any notice and has no knowledge that any material customer intends to cancel or otherwise modify its relationship with Seller or its on account of the acquisition of the Purchased Assets by Buyer or otherwise.

                    (b) Set forth on SCHEDULE 3.17(b) attached hereto is a true, correct and complete list of all service contracts and agreements and warranty obligations of Seller.

             3.18 CERTAIN TRANSACTIONS. Neither Seller nor any of its affiliates has any direct or indirect interest in any competitor, supplier or customer of Seller or in any person from whom or to whom Seller leases any real or personal property or in any other person with whom Seller has any business relationship. There are no (i) management, administrative, computer, telephone or other services provided by any of Seller's affiliates to Seller or by Seller to any of Seller's affiliates or (ii) other contracts, agreements, arrangements or transactions (including the purchase and sale of inventory or supplies, as well as any loan agreements) between Seller, on the one hand, and any of Seller's affiliates on the other hand, currently in effect, including, without limitation, any agreement or arrangement relating to indebtedness of Seller to any such individual or entity or the indebtedness of any such individual or entity to Seller. As used in this Agreement, the term "affiliate" shall mean, with respect to any person or entity, any person or entity which, directly or indirectly, is in control of, is controlled by, or is under common control with, such person or entity.

             3.19 NO BROKER. Seller has not retained or used the services of an agent, finder or broker in connection with the transactions contemplated by this Agreement.

             3.20 INVESTMENT REPRESENTATIONS.

                    (a) Seller is acquiring the Shares for its own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

                    (b) Seller understands that (i) the Shares has not been registered under the Securities Act by reason of a specific exemption therefrom, that it must be held by Seller indefinitely, and that Seller must, therefore, bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (ii) each certificate representing the Shares shall be endorsed with a legend in substantially the following form:

             THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES UNLESS SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT.

and (iii) Buyer will instruct any transfer agent not to register the transfer of any of the Shares unless the conditions specified in the foregoing legend are satisfied.

                    (c) Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares and has independently satisfied itself as to such merits and risks.

                    (d) Seller understands that the Shares it is acquiring is characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from Buyer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act, only in certain limited circumstances, and it represents that it is familiar with Rule 144 under the Securities Act and understands the resale limitations imposed thereby and by the Securities Act.

             3.21 REPRESENTATIONS AND WARRANTIES OF SELLER. The representations and warranties of Seller contained herein, and the disclosures contained in the Disclosure Schedule do not contain any statement of a material fact that was untrue when made or omits any information necessary to make any such statement contained therein, in light of the circumstances under which such statement was made, not misleading.

        4. REPRESENTATIONS AND WARRANTIES OF BUYER. Buyer represents and warrants to Seller as follows:

             4.1 AUTHORITY AND BINDING EFFECT. Buyer has the full power and authority to execute and deliver this Agreement and the other Transaction Agreements to which it is a party. This Agreement and the other Transaction Agreements and the consummation by Buyer of its obligations contained herein and therein have been duly authorized by all necessary corporate action on the part of Buyer. This Agreement has been, and the other Transaction Agreements to which Parent is a party shall be, duly executed and delivered by Buyer. This Agreement is and the other Transaction Agreements when executed and delivered shall be valid and binding agreements of Buyer, enforceable against Buyer in accordance with their terms. It is not necessary for Buyer to take any action or to obtain any approval, consent or release by or from any third person, governmental or other, to enable Buyer to enter into or perform its obligations under this Agreement, except those that have already been taken or obtained.

             4.2 ORGANIZATION AND STANDING. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer is qualified to do business in each jurisdiction where such qualification is necessary and where the failure to be so qualified would have a Material Adverse Effect on Buyer. Buyer has the requisite corporate power and authority to conduct its business as now conducted.

             4.3 CONFLICTS. Neither the execution and delivery of nor the consummation of the transactions contemplated by this Agreement shall or could result in a default or an event that, with notice or lapse of time, or both, would be a default, breach or violation of the Certificate of Incorporation, Bylaws or other governing instruments of Buyer.

             4.4 LITIGATION AND PROCEEDINGS. There is no action, suit, proceeding or investigation (or any counter or cross-claim in an action brought by or on behalf of Buyer), whether at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or before any arbitrator of any kind, that is pending or, to Buyer's knowledge, threatened, against Buyer, which could reasonably be expected to affect adversely Buyer's ability to perform its obligations under this Agreement or complete any of the transactions contemplated hereby.

             4.5 NO BROKER. Buyer has not retained or used the services of an agent, finder or broker in connection with the transactions contemplated by this Agreement.

             4.6 BUYER STOCK. The Shares to be issued to Seller, when issued pursuant to this Agreement, shall be duly authorized, validly issued and nonassessable.

             4.7 REPORTS AND FINANCIAL STATEMENTS. All reports required to be filed by Buyer (the "SEC REPORTS") with the SEC under the Exchange Act since December 31, 1998 have been previously furnished or made available to Seller and Buyer shall promptly deliver to Seller any SEC Reports filed between the date hereof and the Closing Date. All of such SEC Reports complied at the time they were filed in all material respects with applicable requirements of the Securities Act and the Exchange Act and the rules and regulations thereunder. None of such SEC Reports, as of their respective dates (as amended through the date hereof), contained or, with respect to SEC Reports filed after the date hereof, shall contain any untrue statement of a material fact or omitted or, with respect to SEC Reports filed after the date hereof, shall omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements of Buyer included in the SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto, and such audited financial statements (i) were prepared from the books and records of Buyer, (ii) were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and (iii) present fairly the financial position of Buyer as of the dates thereof and the results of operations and cash flows for the periods then ended. The unaudited financial statements included in the SEC Reports comply in all material respects with the published rules and regulations of the SEC with respect thereto; and such unaudited financial statements (i) were prepared from the books and records of Buyer, (ii) were prepared in accordance with GAAP, except as otherwise permitted under the Exchange Act and the rules and regulations thereunder, on a consistent basis (except as may be indicated therein or in the notes or schedules thereto) and
(iii) present fairly the financial position of Buyer as of the dates thereof and the results of operations and cash flows (or changes in financial condition) for the periods then ended, subject to normal year-end adjustments and any other adjustments described therein or in the notes or schedules thereto. The foregoing representations and warranties shall also be deemed to be made with respect to all filings made with the SEC on or before the Closing Date.

             4.8 ACQUISITION OF INVENTORY FOR RESALE. Buyer is purchasing the inventory constituting Purchased Assets hereunder for resale.

        5. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Buyer and Seller contained in this Agreement shall survive the Closing for one year.

        6. PRE-CLOSING COVENANTS OF SELLER. From and after the date hereof until the Closing Date, Parent shall cause Seller to, and Seller shall, except with the prior written consent of Buyer (which shall not be unreasonably withheld), conduct the business of Seller only in the normal and ordinary course of business, consistent with past practice. In furtherance, and not in limitation, of the foregoing, Seller shall not (whether in the ordinary course or otherwise), without the prior written consent of Buyer (which shall not be unreasonably withheld):

             6.1 Issue or sell, or contract to issue or sell, any of its capital stock or its other securities, or any securities convertible into or exchangeable with shares of its capital stock or any of its other securities, including without limitation any warrants, options or other rights to purchase or otherwise acquire any of its capital stock or its other securities;

             6.2 Redeem any of its shares of capital stock;

             6.3 Declare or pay any distribution with respect to any of its shares of capital stock;

             6.4 Amend any of its Certificate of Formation, Bylaws or other governing instruments;

             6.5 Enter into any license agreement (i) with respect to any of its Intellectual Property with any third party or (ii) with respect to the intellectual property of any third party;

             6.6 Enter into any distribution, sales or agency agreement or arrangement;

             6.7 Sell, lease, lend, dispose of or ship, or agree to sell, lease, lend, dispose of or ship, any inventory of Seller;

             6.8 Propose, discuss or enter into an agreement with any person providing for the possible acquisition (whether by way of merger, purchase of capital stock, purchase of assets or otherwise) of any material portion of the capital stock or assets of another entity;

             6.9 Incur or guarantee any indebtedness or other liabilities;

             6.10 Terminate any relationships with any of its customers;

             6.11 Hire or terminate employees or encourage employees to resign;

             6.12 Permit or suffer to exist any Encumbrance on any of the Purchased Assets;

             6.13 Make any capital expenditures;

             6.14 Permit any insurance on or with respect to the Purchased Assets to lapse or terminate in any way;

             6.15 Sell or otherwise transfer, or offer, agree or commit (in writing or otherwise) to sell or otherwise transfer, any of the Purchased Assets, or subject any of the Purchased Assets to any Encumbrance or otherwise permit or suffer to exist any such Encumbrance; and

             6.16 Permit any of its material assets to become subject to or bound by any contract, agreement or other commitment of any kind.

        7. OBLIGATIONS SURVIVING THE CLOSING.

             7.1 FURTHER ASSURANCES. Each party hereto shall execute and deliver after the date hereof such instruments and take such other actions as the other party may reasonably request in order to carry out the intent of this Agreement, including, without limitation, the transfer of the Purchased Assets, or to better evidence or effectuate the transactions contemplated herein.

             7.2 EXPENSES. Each party shall pay all of its respective costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in carrying out and closing the transactions contemplated by this Agreement whether or not this Agreement or the transactions contemplated hereby are ever consummated.

             7.3 PURCHASE PRICE ADJUSTMENT. Subject to any reduction described in Section 7.4, Buyer shall pay to Seller on a quarterly basis until the fifth anniversary of the Closing Date (the "ADJUSTMENT PERIOD"), as an adjustment to the purchase price hereunder, an amount up to $1,000,000 in the aggregate, calculated on the basis described on SCHEDULE 7.3 attached hereto. During the Adjustment Period and for one year after the Adjustment Period, Parent shall, upon reasonable notice and during normal business hours of Buyer, have the right to inspect and audit the accounting and sales books and records of Buyer that are directly necessary to verify the accuracy of any payment paid under this
Section 7.3; provided, however, that Parent may not conduct more than one audit per year. Parent shall bear the cost of each such audit, unless in the course of such audit it shall be determined that such payments have been underpaid $50,000 or more, individually or in the aggregate, in which event Buyer shall bear the cost of such audit.

             7.4 RESIDUAL AMOUNTS RECEIVED UNDER SERVICE CONTRACTS. The payments required under Section 7.3 shall be reduced by $116,572 if and to the extent amounts are payable pursuant to Section 7.3; provided, however, that no quarterly payment paid pursuant to Section 7.3, if any, shall be reduced by more than 50% due to the payment of any amount described in this Section 7.4.

             7.5 CERTAIN COVENANTS. To preserve and protect the Purchased Assets and the assets of Buyer, and to preserve and protect Buyer's goodwill and business interests going forward, and in consideration for Buyer entering into and perform its obligations under this Agreement and to induce Buyer to enter into this Agreement, Seller agrees that, for five years after the Closing Date, neither Parent nor Seller nor any of their affiliates shall, directly or indirectly engage in the conduct set forth in this Section 7.5.

                    (a) COVENANT NOT TO COMPETE. Neither Parent nor Seller nor any of their affiliates shall engage in, engage in the business of or invest in, own, manage, operate, finance, control or participate in the ownership, management, operation or control of, any person or entity that engages in, or in the business of, anywhere in the world, developing, marketing, sales and/or distributing testing instruments, software products or applications for Buyer's Business; provided, however, that Seller and Parent shall be permitted to do any of the following:

                         (1) COMPLETION OF RESEARCH GRANTS. Seller and Parent
shall be permitted to continue (or, in the case of pending grants, begin) the grant-based research projects described on SCHEDULE 7.5(a) attached hereto (the "RESEARCH PROJECTS"). In furtherance of the foregoing, Buyer hereby grants to Seller and Parent a license for the right to access and use of the source code identified as M-FISH, MacProbe and MacKType on SCHEDULE 1.1(b) attached hereto (the "BUYER'S SOFTWARE") solely for the purpose of completing the Research Projects. This license shall terminate at the earlier of (A) the third anniversary of the Closing Date and (B) completion of all Research Projects that are using any of the Buyer's Software.

                         (2) RIGHTS TO PRODUCTS DEVELOPED UNDER THE RESEARCH
PROJECTS. Subject to the provisions of paragraph (3) below, Seller and Parent shall own the right, title and interest in and to any products developed under the Research Projects, except and to the extent they include any of the Buyer's Software (the "RESEARCH PRODUCTS"). Except as provided in this Section 7.5, Buyer shall own all right, title and interest in and to the Software, including, without limitation, the Buyer's Software.

                         (3) BUYER'S RIGHT TO LICENSE THE RESEARCH PRODUCTS.
Seller and Parent shall negotiate in good faith to license to Buyer any and all Research Products on mutually acceptable terms and conditions. Notwithstanding the foregoing, Buyer shall not have any obligation to license any Research Product that Buyer determines in its sole discretion is not necessary or desirable for its business. In the event that the parties do not agree on the terms and conditions of a license for any particular Research Product, (i) Buyer may not use or market such Research Product, (ii) Seller and Parent shall not have the right to market such Research Product for any applications in Buyer's Business and (iii) Seller and Parent shall have the right to market (and license others to market) such Research Product solely for applications other than for Buyer's Business. If the parties enter into a license for a particular Research Product with respect to less than all of the applications thereof, Seller and Parent shall have the right to market (and license others to market) the applications for such Research Product not covered by such license solely for applications other than for Buyer's Business.

                         (4) The covenant not to compete set forth in Section
7.5(a) shall apply to any successor in interest of Parent any of its affiliates or any of their respective operations (including the Research Projects), provided that, upon the acquisition of all or substantially all of the capital stock or assets of Parent, the acquiror shall not be subject to the provisions of such covenant not to compete if, at the time of such acquisition, such acquiror derives less than 10% of its revenues and less than 10% of the assets of such acquiror are engaged or used in any business that would otherwise violate the provisions of Section 7.5(a), provided further, however, that this exception set forth in the first proviso of this paragraph (2) shall not apply to the personnel engaged in the Research Projects or product or products developed under the Research Projects.

                         (5) Seller and Parent may purchase or otherwise acquire
up to, but not more than, 1% in the aggregate of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise), if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Exchange Act.

             (b) COVENANT NOT TO SOLICIT. Neither Seller nor Parent nor any of their affiliates shall either for itself or for any other person, (i) induce or attempt to induce any employee of Buyer or any entity under the control of Buyer to leave the employ of Buyer or such other entity, (ii) in any way interfere with the relationship between the Buyer (or any entity under the control of Buyer) and any employee of Buyer (or such entity) or (iii) induce or attempt to induce any customer, supplier, licensee or any other entity with whom Buyer or any entity under the control of Buyer has a business relationship to cease doing business with Buyer or such entity or in any way knowingly interfere with the relationship between such customer, supplier, licensee or other entity and Buyer or such entity under the control of Buyer.

             (c) COVENANT NOT TO DISCLOSE INFORMATION. Neither Seller nor Parent nor any of their affiliates shall use or disclose Proprietary or Confidential Information, except as expressly and specifically provided herein or otherwise authorized in writing by Buyer.

             7.6 CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by Seller when due, and Seller will, at its expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, Seller will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation. Notwithstanding the foregoing or any other provision set forth in this Agreement, however, Seller and Buyer shall each bear and be responsible for one-half of any sales tax (including any penalties and interest) incurred in connection with this Agreement and the transactions contemplated hereby with respect to the transfer of the Purchased Assets other than those described on
SCHEDULE 3.3(d) or fixed assets acquired after May 31, 2000.

             7.7 CLOSING BALANCE SHEET; ACCESS TO RECORDS AFTER CLOSING.

                    (a) CLOSING BALANCE SHEET; SELLER ACCESS. Seller shall prepare and deliver to Buyer, within 10 business days after the Closing, a final balance sheet as of the Closing Date (the "CLOSING BALANCE SHEET"). From and after the Closing, Buyer shall, upon reasonable notice and during normal business hours, provide Seller and Parent with such access to the business records and other non-proprietary or confidential information acquired from them or either of them pursuant to the terms of this Agreement as may be reasonably necessary for the preparation and review of the Closing Balance Sheet or any tax filings, audits or similar matters.

                    (b) BUYER ACCESS. From and after the Closing for a period of 90 days, Seller and Parent shall, upon reasonable notice and during normal business hours, provide Buyer with such access to the records and files relating to the Research Grants as may be reasonably necessary for Buyer to determine that that all Purchased Assets shall have been delivered to Buyer at Closing. This provision shall in no way limit or otherwise affect any other rights of Seller hereunder with respect to the Purchased Assets or otherwise. If Buyer shall discover that any of the Purchased Assets have been included in the records and files relating to the Research Grants retained by Seller, Seller shall promptly deliver such Purchased Assets to Buyer.

             7.8 SUBLEASE. Promptly after the Closing, and in any event no later than 30 days after the Closing Date, Buyer and Seller shall enter into a sublease under the League City Facility Lease (the "SUBLEASE"), approved by the landlord thereunder, pursuant to which Buyer shall sublease to Seller for the portion of its business engaged in the Research Grants that portion of the premises covered by the League City Facility Lease identified on SCHEDULE 7.8 attached hereto, upon the following terms and conditions: (a) Seller shall pay one-third of rental payments due under the League City Lease, which is currently $11,882.01, (b) the Sublease shall be terminable at will by either party upon 60 days' written notice to the other party, (c) the Sublease shall be subject to the terms and conditions of the League City Lease, including, without limitation, such landlord's right to terminate the portion of the League City Facility Lease that is terminable upon 30 days' notice, and (d) the Sublease shall contain other terms and conditions that are mutually and reasonably acceptable to the parties thereto.

             7.9 RESALE CERTIFICATE. Buyer shall promptly (but in no event later than 90 days after the Closing Date) provide Buyer with a copy of Buyer's resale certificate obtained from the State of Texas.

             7.10 LOCKBOX ACCOUNT. If Seller shall receive on or after the date hereof, or any person shall receive on or after the date hereof for the benefit of Seller, any amounts in lockbox account # 0391839 maintained by Seller and/or Parent with Moody National Bank ("MOODY") or otherwise constituting Purchased Assets, Seller shall remit such amounts to Buyer within 48 hours after receipt of such amounts by or on behalf of Seller.

        8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER. The obligation of Buyer to consummate the purchase of the Purchased Assets from Seller and the other transactions contemplated by this Agreement is subject to the fulfillment, or the waiver in writing by Buyer, at or prior to the Closing, of each of the following conditions precedent:

             8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Seller in this Agreement shall be true and correct in all material respects when made and at and as of the Closing Date.

             8.2 PERFORMANCE OF OBLIGATIONS. Seller and Parent shall have performed and complied in all material respects with all of the covenants required by this Agreement to have been performed at or prior to the Closing.

             8.3 CERTIFICATES. Buyer shall have received from Seller a certificate executed by an authorized officer of Seller, dated as of the Closing Date and reasonably satisfactory in form and substance to Buyer, certifying that
(i) each of the representations and warranties of Seller contained in this Agreement is true and correct in all material respects when made and on and as of the Closing Date, (ii) Seller and Parent has performed and complied in all material respects with all of the convents of Seller and Parent required to have been performed or complied with by Seller or Parent at or prior to the Closing, and (iii) all of the conditions precedent to Buyer's obligations, the satisfaction of which was the responsibility of Seller or Parent, have been satisfied, except to the extent waived by Buyer.

             8.4 ABSENCE OF MATERIAL LITIGATION. There shall be (a) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against Seller, Parent or Buyer, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or (b) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder and the other transactions contemplated by this Agreements and no proceedings pending which are reasonably likely to result in the issuance of such an order.

             8.5 DELIVERY OF ADDITIONAL INSTRUMENTS. On the Closing Date, Seller shall deliver, or cause to be delivered, to Buyer the following documents and instruments, in form and substance satisfactory to Buyer and its counsel, unless waived in writing by Buyer:

                    (a) a registration rights agreement in substantially the form of EXHIBIT B attached hereto (the "REGISTRATION RIGHTS AGREEMENT"), duly executed by Seller;

                    (b) The bill of sale and assumption agreement in substantially the form of EXHIBIT C attached hereto (the "BILL OF SALE");, duly executed by Seller;

                    (c) assignment documents sufficient for recording purposes relating to all Intellectual Property, including, without limitation, assignment documents in the form of EXHIBIT D attached hereto (the "ASSIGNMENT") relating to Copyrights, Patents and Trademarks, duly executed by Seller;

                    (d) assignment of the League City Facility Lease, duly executed by Seller and the landlord under the League City Facility Lease;

                    (e) Buyer's form of Employment, Confidential Information and Invention Assignment Agreement (an "INVENTION AGREEMENT"), duly executed by each League City Employee (other than such League City Employees specifically identified on SCHEDULE 3.16 attached hereto or otherwise agreed to by the Buyer at or Prior to the Closing);

                    (f) Consent and release, duly executed by Foothill;

                    (g) UCC Termination Statements, and such instruments and other documents as Buyer may reasonably request, from all persons holding any security interests in or with respect to any of the Purchased Assets, terminating and discharging all of such security interests;

                    (h) good standing certificates, dated as of a date that is not more than ten days prior to the Closing Date, from the Secretary of State of Delaware, for Seller and Parent; and

                    (i) such other documents reasonably satisfactory to Buyer as Buyer may reasonably request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by Seller, (B) evidencing the compliance by Seller and Parent with, or the performance by Seller and Parent of, any covenant or obligation set forth in this

Agreement or any other Transaction Agreement, (C) evidencing the satisfaction of the conditions set forth in this Section 7 or (D) otherwise facilitating the consummation of the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement.

             8.6 CORPORATE ACTION. All corporate action required to be taken on the part of Seller, Parent and their respective members and stockholders in connection with this Agreement and the other Transaction Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to Buyer and its counsel.

             8.7 USE OF TRADEMARKS. Seller shall cease using or in any way exploiting any of the Trademarks transferred to Purchaser hereunder; provided, however, that Seller shall be permitted to use the name "Perceptive Scientific Instruments, Inc." until such time (but in no event later than 90 days after the Closing Date) as Seller shall be able to transfer all Research Grants to the successor name for Seller; provided further, however, Seller shall use all reasonable efforts to cause such transfer.

             8.8 LOCKBOX ACCOUNTS. The lockbox accounts of Seller with Foothill and/or Moody shall have been assigned to Buyer or such other actions as shall be acceptable to Buyer shall have been taken to transfer the contents of such lockbox accounts promptly to Buyer.

             8.9 ACCOUNTS RECEIVABLE AND ACCOUNTS PAYABLE. Buyer shall be satisfied with the amount of the Accounts Receivable and Accounts Payable of Seller as of the Closing Date.

        9. CONDITIONS PRECEDENT TO OBLIGATIONS OF SELLER AND PARENT. The obligation of Seller to consummate the sale of the Purchased Assets to Buyer is subject to the fulfillment, or the waiver by Seller, at or prior to the Closing, of each of the following conditions precedent:

             9.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and at and as of the Closing Date.

             9.2 PERFORMANCE OF OBLIGATIONS. Buyer shall have performed and complied in all material respects with all of the covenants required by this Agreement to have been performed at or prior to the Closing.

             9.3 CERTIFICATES. Seller shall have received from Buyer a certificate executed by an authorized officer of Buyer, dated as of the Closing Date and reasonably satisfactory in form and substance to Seller, certifying that (i) each of the representations and warranties of Buyer contained in this Agreement is true and correct in all material respects when made and on and as of the Closing Date, (ii) Buyer has performed and complied in all material respects with all of the convents of Buyer required to have been performed or complied with by Buyer at or prior to the Closing and (iii) all of the conditions precedent to Seller's obligations, the satisfaction of which was the responsibility of Buyer, have been satisfied, except to the extent waived by Seller.

             9.4 ABSENCE OF MATERIAL LITIGATION. There shall be (a) no pending or overtly threatened litigation (other than litigation which is determined by the parties in good faith, after consulting their respective attorneys, to be without legal or factual substance or merit), whether brought against Seller, Parent or Buyer, that seeks to enjoin the consummation of any of the transactions contemplated by this Agreement or (b) no order that has been issued by any court or governmental agency having jurisdiction that restrains or prohibits the consummation of the purchase and sale of the Purchased Assets hereunder and the other transactions contemplated by this Agreements and no proceedings pending which are reasonably likely to result in the issuance of such an order.

             9.5 DELIVERY OF ADDITIONAL INSTRUMENTS. On the Closing Date, Buyer shall deliver, or cause to be delivered, to Seller the following documents and instruments, in form and substance satisfactory to Seller and its counsel, unless waived in writing by Seller:

                    (a) the Registration Rights Agreement, duly executed by Buyer;

                    (b) Consent and release, duly executed by Foothill;

                    (c) good standing certificates, dated as of a date that is not more than ten days prior to the Closing Date, from the Secretary of State of Delaware, for Buyer; and

                    (d) such other documents reasonably satisfactory to Seller as Seller may reasonably request in good faith for the purpose of (A) evidencing the accuracy of any representation or warranty made by Buyer, (B) evidencing the compliance by Buyer with, or the performance by Buyer of, any covenant or obligation set forth in this Agreement or any other Transaction Agreement, (C) evidencing the satisfaction of the conditions set forth in this Section 8 or (D) otherwise facilitating the consummation of the purchase and sale of the Purchased Assets and the other transactions contemplated by this Agreement.

             9.6 CORPORATE ACTION. All corporate action required to be taken on the part of Buyer and its stockholders in connection with this Agreement and the other Transaction Agreements, and all documents incident thereto, shall be reasonably satisfactory in form and in substance to Seller and its counsel.

             9.7 DELIVERY OF INSTRUCTION LETTER TO TRANSFER AGENT. Seller shall have received a copy of the instruction letter delivered to the transfer agent for Buyer instructing such transfer agent to transfer the Shares from Buyer to Seller.

        10. TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time prior to the Closing (a) by mutual written consent of Buyer and Seller or (b) Buyer or Seller if (i) if there has been a material breach by the other party of any of its material representations, warranties, agreements or covenants set forth herein or (ii) there has been a failure of any material condition to its obligations to consummate this Agreement.

        11. INDEMNIFICATION.

             11.1 SELLER AND PARENT INDEMNIFICATION. Seller and Parent shall indemnify Buyer from and against any and all damages, losses, liabilities and expenses, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action, suit or proceeding (collectively, "LOSSES"), incurred or suffered by Buyer (a) arising out of any breach of the representations, warranties, covenants or agreements of

Seller or Parent set forth herein or in any other Transaction Agreement, (b) arising out of or in any way connected with the Retained Liabilities or (c) arising out of or in any way connected with PSI/UK or the ownership by Seller or Parent of the capital stock of PSI/UK; provided, however, that Buyer shall not be entitled to seek indemnity under this Section 11.1 or any other recovery or remedy for any Loss under this Agreement (i) for more than $750,000 in the aggregate, (ii) unless and until the aggregate amount of the losses exceeds $50,000 (in which case such indemnification obligations shall apply to only to the extent such Losses exceed $50,000 and (iii) at any time after (A) one year after the Closing Date with respect to Losses described in clause (a) above and
(B) three years after the Closing Date for any Losses described in clause (b) or
(c) above.

             11.2 BUYER INDEMNIFICATION. Buyer shall indemnify Seller and Parent from and against any and all Losses incurred or suffered by Seller or Parent arising out of any breach of the representations, warranties, covenants or agreements of Buyer set forth herein or in any other Transaction Agreement; provided, however, that Buyer shall not be entitled to seek indemnity under this
Section 11.2 or any other recovery or remedy for any Loss under this Agreement
(i) for more than $750,000 in the aggregate, (ii) unless and until the aggregate amount of the losses exceeds $50,000 (in which case such indemnification obligations shall apply to only to the extent such Losses exceed $50,000 and
(iii) at any time after one year after the Closing Date.

        12. MISCELLANEOUS.

             12.1 PUBLIC ANNOUNCEMENTS. The parties shall agree on a joint or separate press releases announcing the consummation of the transactions contemplated by this Agreement. Except as provided in the immediately preceding sentence, no party shall make any public announcements or other public disclosures concerning matters set forth in this Agreement or the negotiation thereof for a period of six months after the Closing Date without the prior written consent of other parties, unless such disclosure is required by law.

             12.2 ASSIGNMENT. Neither Seller nor Buyer may assign this Agreement, or assign its rights or delegate its duties hereunder, without the prior written consent of the other party hereto. This restriction shall not prohibit Buyer from assigning, selling or disposing of the Purchased Assets after the closing.

             12.3 SEVERABILITY. Any provision of this Agreement which is illegal, invalid or unenforceable shall be ineffective to the extent of such illegality, invalidity or unenforceability, without affecting in any way the remaining provisions hereof.

             12.4 GOVERNING LAW. This Agreement is made in the State of California and its interpretation, its construction and the remedies for its enforcement or breach are to be applied pursuant to, and in accordance with, the laws of the State of California for contracts made and to be performed in that state.

             12.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the Confidentiality Agreement and the Exhibits and Schedules hereto, and each additional agreement and document to be executed and delivered pursuant hereto constitute all of the agreements of the parties with respect to, and supersede all prior agreements and understandings relating to the subject matter of, this Agreement or the transactions contemplated by this Agreement. This Agreement may not be modified or amended except by a written instrument specifically referring to this Agreement signed by the parties hereto.

             12.6 WAIVER. No waiver by one party of the other party's obligations, or of any breach or default hereunder by any other party, shall be valid or effective, unless such waiver is set forth in writing and is signed by the party giving such waiver; and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature or any other breach or default by such other party.

             12.7 INTERPRETATION; HEADINGS. This Agreement is the result of arms-length negotiations between the parties hereto and no provision hereof, because of any ambiguity found to be contained therein or otherwise, shall be construed against a party by reason of the fact that such party or its legal counsel was the draftsman of that provision. The section, subsection and any paragraph headings contained herein are for the purpose of convenience only and are not intended to define or limit or affect, and shall not be considered in connection with, the interpretation of any of the terms or provisions of this Agreement.

             12.8 COUNTERPARTS. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

             12.9 NOTICES. All notices, requests, demands or other communications hereunder shall be in writing and shall be deemed to have been duly given to the person designated below (i) on the date of delivery if delivered in person; (ii) on the first business day after being sent by fax, provided that the successful transmission of the fax has been confirmed through a confirmation function sheet provided by the fax machine used for such transmission; (iii) on the third business day following the deposit thereof in the United States Mail, provided it is mailed by certified mail, return-receipt requested and postage prepaid and properly addressed; or (iv) on the second business day after being sent by overnight air courier. Any party hereto may from time to time, by written notice to the other parties, designate a different address, which shall be substituted for the one specified below:

        (a)  If to Buyer:

             Applied Imaging Corp.
             2380 Walsh Avenue, Building B
             Santa Clara, CA 95051
             Attn: President
             Fax: (408) 562-0264

             with a copy to:

             Georgopoulos Pahlavan & Prince, LLP
             935 Hamilton Avenue
             Menlo Park, CA 94025

             Attn: Paul G. Prince, Esq.
             Fax: (650) 473-9060

        (b)  If to Seller, care of Parent as set forth in paragraph (c) below.

        (c)  If to Parent:

             International Remote Imaging Systems, Inc.
             9162 Eton Avenue
             Chatsworth, CA 91311
             Attn: President
             Fax: (818) 700-9661

        with a copy to:

             Guth Rothman & Christopher LLP
             10866 Wilshire Boulevard
             Suite 1250
             Los Angeles, CA 90024
             Attn: Daniel G. Christopher, Esq.
             Fax: (310) 470-8354

             12.10 BULK SALES LAW. Buyer and Seller hereby agree to waive compliance by the other with the provisions of any applicable bulk sales law of any jurisdiction. Seller agrees to defend, indemnify and hold Buyer and the Purchased Assets harmless from and against any claim, liability, obligation, cost and expense, including reasonable attorneys' fees, which arises from or as a result of such non-compliance by the parties.

        IN WITNESS WHEREOF, each of the parties hereto has caused a duly authorized representative to execute this Agreement on the date first written above.

"BUYER":                               APPLIED IMAGING CORP.
                                       a Delaware corporation

                                       By    /s/ Carl W. Hull
                                         ------------------------------------
                                         Name:  Carl W. Hull
                                         Title:  President and Chief Operating
                                                 Officer

"SELLER":                              PERCEPTIVE SCIENTIFIC
                                       INSTRUMENTS, LLC
                                       a Delaware limited liability company

                                       By    /s/ John A. O'Malley
                                         ------------------------------------
                                         Name:  John A. O'Malley
                                         Title:  President

"PARENT":                              INTERNATIONAL REMOTE
                                       IMAGING SYSTEMS, INC.
                                       a Delaware corporation

                                       By    /s/ John A. O'Malley
                                         ------------------------------------
                                         Name:  John A. O'Malley
                                         Title:  Chairman, Chief Executive
                                                 Officer and President

                         LIST OF EXHIBITS AND SCHEDULES

EXHIBITS
--------

Exhibit A                    Definitions

Exhibit B                    Form of Registration Rights Agreement [OMITTED]

Exhibit C                    Form of Bill of Sale [OMITTED]

Exhibit D                    Form of Assignment [OMITTED]

SCHEDULES

Schedule 1.1(b)              Intellectual Property [OMITTED]

Schedule 1.2                 Excluded Assets and Liabilities [OMITTED]

Schedule 1.2(e)              Research Grants Assets and Properties [OMITTED]

Schedule 3.3(a)              Financial Statements [OMITTED]

Schedule 3.3(d)              Fixed Assets and Reconciliation to Ledger [OMITTED]

Schedule 3.12                League City Facility Lease [OMITTED]

Schedule 3.16(a)             Employees [OMITTED]

Schedule 3.16(b)             Employee Benefit Plans [OMITTED]

Schedule 3.17(a)             Customers [OMITTED]

Schedule 3.17(b)             Services Contracts [OMITTED]

Schedule 7.3                 Purchase Price Adjustment [OMITTED]

Schedule 7.5(a)              Research Projects [OMITTED]

Schedule 7.8                 Sublease Boundaries [OMITTED]

                                    EXHIBIT A

                                   DEFINITIONS

        For the purposes of the Asset Purchase Agreement, dated as of July 5, 2000 (the "PURCHASE AGREEMENT"), by and among Applied Imaging Corp., a Delaware corporation ("BUYER"), Perceptive Scientific Instruments, LLC, a Delaware limited liability company ("SELLER"), and International Remote Imaging Systems, Inc, a Delaware corporation ("PARENT"), the following terms shall have the respective meanings set forth below and grammatical variations of such terms shall have corresponding meanings:

        "BUYER'S BUSINESS" shall mean (a) the measurement or testing of chromosomal materials or (b) cancer genetics applications that involve the use of imaging or scanning instrumentation used to analyze microscope slide-based specimens for the presence of cancer (other than (i) bright field imaging analysis used to detect cancer of the lung or cervix or leukemia or (ii) flow-based imaging microscopy).

        "CONFIDENTIAL INFORMATION" shall mean all Proprietary Information not generally known outside of Buyer's organization, and all Proprietary Information so known only through improper means.

        "CONFIDENTIALITY AGREEMENT" means the Confidential Disclosure and Non-Use Agreement, dated as of December 28, 1998, between Buyer and Parent.

        "COPYRIGHTS" mean all copyrights, copyrights applications and copyrightable subject matter, whether or not registration for any such copyright exists or is pending, any renewal or extension thereof, together with all other copyright interests accruing by reason of international copyright conventions and any moral rights pertaining thereto, including the right to sue for, settle, or release any past, present, or future infringement thereof, developed for or acquired in connection with Seller's business including, without limitation, those copyrights and copyright registrations set forth on SCHEDULE 1.1(b) attached to the Purchase Agreement.

        "ENCUMBRANCE" means any encumbrance, lien, charge, hypothecation, pledge, mortgage, title retention agreement, security interest of any nature, adverse claim, exception, right of set-off, reservation, easement, right of occupation, any matter capable of registration against title, option, right of pre-emption, privilege or any contract to create any of the foregoing.

        "EXCHANGE ACT" shall mean the Securities and Exchange Act of 1934, as amended.

        "INTELLECTUAL PROPERTY" shall mean all Copyrights, Trademarks (including the Circulation mark) and Patents, Software, licenses, domain names, business plans, financial data, marketing plans, advertising and promotional materials, exhibition and display materials, supplier or customer lists, manufacturing and quality assurance plans and specifications, files, records, artwork, releases, permits, approvals, correspondence, logs, memoranda, forecasts (including, without limitation, sales forecasts), know-how, trade-secrets, databases, algorithms, concepts, inventions, techniques, system designs, prototypes, engineering models, ideas or other intellectual property and proprietary rights of Seller, developed for or acquired in connection with the Seller's business, and all documentation and files relating thereto (including files held by lawyers or agents of Seller).

        "LEAGUE CITY FACILITY" shall mean the offices and manufacturing facilities located at 2525 South Shore Boulevard, Suite 100, League City, Texas 77573, subject to the lease set forth in SCHEDULE 3.12 attached to the Purchase Agreement.

        "MATERIAL ADVERSE EFFECT ON BUYER" shall mean a circumstance, state of facts, event, consequence or result that materially and adversely affects, or could reasonably be expected to affect materially and adversely the ability of Buyer to consummate the transactions which it is required to consummate hereunder.

        "MATERIAL ADVERSE EFFECT ON PARENT" shall mean a circumstance, state of facts, event, consequence or result that materially and adversely affects, or could reasonably be expected to affect materially and adversely the ability of Buyer to consummate the transactions which it is required to consummate hereunder.

        "MATERIAL ADVERSE EFFECT ON SELLER" shall mean a circumstance, state of facts, event, consequence or result that materially and adversely affects, or could reasonably be expected to affect materially and adversely the Purchased Assets or the Seller's business, or the Seller's assets, liabilities, financial condition or operating results of its business or the ability of Seller to consummate the transactions which it is required to consummate hereunder.

        "PATENTS" shall mean all foreign and domestic patents, patent applications and patents pending that Seller or any subsidiary of Seller owns or has the right to sublicense hereunder, including, without limitation, those patents, patent applications and patents pending set forth on SCHEDULE 1.1(b) attached to the Purchase Agreement, developed for or acquired in connection with the Seller's business.

        "PROPRIETARY INFORMATION" shall mean all information and ideas in whatever form, tangible or intangible, pertaining in any manner to the business of Buyer or any of its affiliates, or its employees, customers, suppliers, licensees or other entities with whom Buyer or any entity under the control of Buyer has a business relationship, relating to the Purchased Assets or which was produced by any employee of Buyer.

        "SEC" shall mean the Securities and Exchange Commission.

        "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

        "SOFTWARE" means any and all computer software, in object code and source code, including without limitation, all versions and revisions thereof, and all underlying Intellectual Property in connection therewith and any derivative Software developed therefrom on or prior to the Closing Date, including, without limitation, the Buyer's Software and the other Software described on SCHEDULE 1.1(b).

        "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

        "TAX RETURN" shall mean any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

        "TRADEMARKS" shall mean all United States and foreign registered and common law trademarks, trade names, service marks and logos, or applications therefore, whether or not registration for such mark exists or is pending, that Seller may own, or have the right to sublicense hereunder, together with all other trademark, trade name, service mark or logo interests accruing by reason of international trademark conventions, accompanied by the goodwill of all business connected with the use of and symbolized by such marks including the right to sue for, settle, or release any past, present, or future infringement thereof or unfair competition involving the same, which were developed for or acquired in connection with the Seller's business, including, without limitation, those marks set forth on SCHEDULE 1.1(b) attached to the Purchase Agreement.

        "TRANSACTION AGREEMENTS" shall mean the Registration Rights Agreement, the Bill of Sale, the Assignment, the Sublease and the Invention Agreements.




                                     - 3 -